UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2017

DELANCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-55087	80-0943940
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Burlington Avenue, Delanco, New Jersey, 08075

(Address of principal executive offices) (Zip Code)

(856) 461-0611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On April 11, 2017, Delanco Bancorp, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell (collectively, the “Stilwell Group”) and Corissa J. Briglia. The Stilwell Group owns approximately 9.8% of the outstanding shares of the Company’s common stock.

The Agreement provides that, upon receipt of all necessary regulatory approvals or non-objections for the appointment of Ms. Briglia, the Board of Directors of the Company will be expanded by one board seat, and Ms. Briglia will be appointed to serve as a director of the Company and its wholly owned subsidiary, Delanco Federal Savings Bank, to serve in the class of directors with terms expiring at the Company’s 2018 Annual Meeting of Stockholders or until her successor, if any, is elected and qualified.

During the term of the Agreement, which is scheduled to continue through the date of the Company’s annual meeting of shareholders in 2018, the Stilwell Group and Ms. Briglia will not, among other things, solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors, initiate or solicit shareholder proposals or seek to place any additional representatives on the Company’s Board of Directors other than Ms. Briglia (or any replacement director selected by the Stilwell Group in the event Ms. Briglia’s position as a director of the Company or the Bank is terminated during the term of the Agreement due to her resignation, death, permanent disability or otherwise), oppose any proposal or director nomination submitted by the Board of Directors to the Company’s shareholders, vote for any nominee to the Company’s Board of Directors other than those nominated or supported by the Board of Directors, seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Bank (although nothing in the Agreement will prevent Ms. Briglia, from expressing her views to other members of the Board at duly convened meetings of the Boards of Directors), propose or seek to effect a merger or sale of the Company or initiate litigation against the Company. The Stilwell Group also agreed not to acquire any additional shares of the outstanding Company common stock.

In the event the Agreement is terminated prior to the Company’s annual meeting of shareholders in 2018, Ms. Briglia will be required to resign from the Boards of Directors of the Company and the Bank.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)     The following exhibit is furnished herewith:

Exhibit 10.1

Agreement, dated April 11, 2017, by and among, Delanco Bancorp, Inc., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, Joseph Stilwell and Corissa J. Briglia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELANCO BANCORP, INC.

Date: April 12, 2017	By:	/s/ James E. Igo
James E. Igo
President and Chief Executive Officer

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